UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2014

Commission File Number: 000-50502

PREMIER ALLIANCE GROUP, INC
(Exact Name of registrant as Specified in Its Charter)

Delaware	20-0443575
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(Address of principal executive offices)

(704) 521-8077
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(b). Premier Alliance Group (the “Company”) co-signed Prime Solutions Inc’s (“Prime”) Performance Bond as a Co-Indemnitor under a contract with Honeywell pursuant to Prime’s Solar Project located in Worcester Massachusetts (the “Honeywell Contract”).  Premier’s maximum liability exposure under the bond is limited to $1,412,544, if Prime were to fail to meet its contracted obligations.  On October 15, 2014, the Company determined it was probable that Prime would not be able to meet its contracted obligations under the Honeywell Contract and therefore the Company has an obligation to meet all outstanding Honeywell Contract obligations. We are assessing the current project status with all parties and anticipate recording a liability estimated between $400,000 and $800,000 in the quarter ended September 30, 2014.

Item 2.06	Material Impairments.

After assessing our performance, strategy and position specifically related to the Energy segment of the business through September 2014, the Company has decided to de-emphasize this segment from operating as it has over the past two years (with core deliveries independent of the other business segments) and adjust its strategic approach to refocus the Energy segment to operate in support of the Cyber and Risk segments.  In connection with this strategic change and in evaluating the current financial performance of the Energy segment on 10/15/14, the Company determined that it will incur certain one-time charges of between $7.0 and $7.5 million, with non-cash charges of between $6.5 and $7.0 million in goodwill and intangible assets impairment charges, and cash charges of approximately $500,000 for employee and other related transition costs. The Company expects these charges to be recorded in the quarter ended September 30, 2014.  The impairments were driven primarily by recent performance, anticipated lower long-term profitability and the resultant reductions in fair values of each of these assets.

Item 7.01	Regulation FD Disclosure.

On October 17, 2014, Premier Alliance Group, Inc (the “Company”) sent its shareholders the letter attached hereto as Exhibit 99.1.  On October 17, 2014, the Company issued a press release regarding the shareholder letter, a copy of the press release is attached hereto as Exhibit 99.2

Statements in the letter attached as Exhibit 99.1 and the press release as Exhibit 99.2, concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “meets,” “could,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans” or “continues.” Although we believe that the expectations reflected in such forward-looking statements are reasonable at the time they are made, you are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond our control. Risks and uncertainties could cause actual results and developments to differ materially from those expressed in, or implied or projected by, forward-looking information and statements provided here or in other disclosures and presentations.

The information contained in this Item 7.01 to the Company’s Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Letter to Shareholders dated as of October 17, 2014.
99.2	Press release dated as of October 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PREMIER ALLIANCE GROUP, INC.
(Registrant)
DATE: October 17, 2014	By:	/s/ Kenneth T Smith
Kenneth T Smith
CFO